Exhibit 99     Press Release
                    South Jersey Financial Corporation, Inc.


                                                           FOR IMMEDIATE RELEASE
                                                     Contact: Gregory M. DiPaolo
                                                          EVP, Treasurer and COO
                                                                  (856) 629-6000


                    SOUTH JERSEY FINANCIAL CORPORATION, INC.
                             DECLARES CASH DIVIDEND



October 28, 1999


(Turnersville, New Jersey) The Board of Directors of South Jersey Financial Corporation, Inc. (NASDAQ: SJFC) yesterday announced a cash dividend of $.09 per share to stockholders of record on November 10, 1999. Payment of the cash dividend will be made on or about November 26, 1999.

The Common Stock of South Jersey Financial Corporation is quoted on the NASDAQ Stock Market under the symbol "SJFC."

South Jersey Financial Corporation acquired all of the outstanding capital stock of South Jersey Savings and Loan Association upon its conversion from a New Jersey chartered mutual savings and loan association to a New Jersey chartered stock savings and loan association on February 12, 1999. South Jersey Savings and Loan Association is headquartered in Turnersville, New Jersey.